Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To Vestcom International, Inc.:

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.

                                                   ARTHUR ANDERSEN LLP



Roseland, New Jersey
October 29, 1997